UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

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Clayton Williams Energy, Inc.
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CLAYTON WILLIAMS ENERGY, INC.

Six Desta Drive, Suite 6500

Midland, Texas 79705

NOTICE OF 2004 ANNUAL MEETING OF SHAREHOLDERS

To Be Held Tuesday, May 4, 2004

To Our Shareholders:

You are cordially invited to attend the 2004 Annual Meeting of Shareholders of Clayton Williams Energy, Inc. (the “Company”), to be held at the ClayDesta Conference Center, Six Desta Drive, Suite 6550, Midland, Texas, at 10:00 a.m. local time on Tuesday, May 4, 2004, for the following purposes:

1.                                       To elect two directors for a term of three years, such term to continue until the annual meeting of shareholders in 2007 and until each director’s successor is duly elected and qualified;

2.                                       To advise on the selection of KPMG LLP as our independent auditors for 2004; and

3.                                       To transact such other business as may properly come before the meeting and any adjournments or postponements thereof.

Shareholders of record of our common stock at the close of business on March 22, 2004 will receive notice of and be entitled to vote at the meeting in person or by proxy.  A list of shareholders entitled to vote at the meeting will be available at our corporate offices for ten days prior to the meeting, and may be inspected during normal business hours by shareholders for purposes relevant to the meeting.  The list will also be available for inspection by shareholders during the annual meeting.

Midland, Texas	By Order of the Board of Directors
April 6, 2004	Mel G. Riggs
Secretary

YOUR VOTE IS IMPORTANT.  Please vote promptly whether or not you plan to attend the meeting.  If you hold your shares in your own name, please vote by signing, dating and returning your proxy card in the prepaid envelope, as explained on your proxy card.  If your shares are held by a bank, broker, or other nominee on your behalf, please follow the voting instructions provided to you by that holder.

TABLE OF CONTENTS

Annual Meeting of Shareholders

Information About the Annual Meeting and Voting

Corporate Governance

Election of Two Directors

Advisory Vote on Selection of Independent Auditors

Executive Compensation

Report of the Compensation Committee

Compensation Committee Interlocks and Insider Participation

Report of the Audit Committee

Fees to KPMG LLP

Security Ownership of Certain Beneficial Owners and Management

Section 16(a) Beneficial Ownership Reporting Compliance

Certain Transactions and Relationships

Shareholder Proposals

Comparison of Cumulative Total Shareholder Return

Other Business

Audit Committee Charter

CLAYTON WILLIAMS ENERGY, INC.

Six Desta Drive, Suite 6500

Midland, Texas 79705

Proxy Statement

Annual Meeting of Shareholders

Your vote is very important. For this reason, the Board of Directors is requesting that you allow your common stock to be represented at the 2004 Annual Meeting of Shareholders by the proxies named on the enclosed proxy card.  We are first mailing this proxy statement and the form of proxy in connection with this request on or about April 7, 2004.

Information About the Annual Meeting and Voting

Time and Place

The 2004 Annual Meeting of Shareholders will be held at the ClayDesta Conference Center, Six Desta Drive, Suite 6550, Midland, Texas at 10:00 a.m. local time on Tuesday, May 4, 2004.

Items to be Voted Upon

You will be voting on the following matters:

•                  The election of two directors for a term of three years, such term to continue until the annual meeting of shareholders in 2007 and until each director’s successor is duly elected and qualified;

•                  Advising the Audit Committee on the selection of KPMG LLP as our independent auditors for 2004; and

•                  Such other business as may properly come before the meeting and any adjournments or postponements thereof.

Who May Vote

You are entitled to vote your common stock if our records show that you held your shares as of the close of business on March 22, 2004, the record date selected by the Board of Directors.  Each shareholder is entitled to one vote for each share of common stock held on that date, at which time we had 9,372,575 shares of common stock outstanding and entitled to vote.  The Company’s common stock is its only issued and outstanding class of stock.

How to Vote

You may vote in person at the meeting or by proxy.  We recommend you vote by proxy even if you plan to attend the meeting.  You can always revoke your proxy at or prior to the meeting.  If your shares are held by a bank, broker, or other nominee on your behalf, that holder will send you instructions on how to vote your shares.  If you are a registered shareholder, meaning you hold your shares in your own name, you should vote by proxy card.  If you sign, date and return your proxy card before the annual meeting, we will vote your shares as you direct.  For the election of directors, you may vote for (i) all of the nominees, (ii) none of the nominees, or (iii) all of the nominees except those you designate.

If you return your signed proxy card but do not specify how you want to vote your shares, we will vote your shares:

•                  “FOR” the election of both nominees for director identified on page 6;

•                  “FOR” the selection of KPMG LLP as the Company’s independent auditors for 2004 (advisory vote), as explained on page 7; and

•                  In our discretion as to other business that is properly brought before the meeting or any adjournment or postponement of the meeting.

Changing Your Vote

You can revoke your proxy at any time before it is voted at the annual meeting by:

•                  Signing and returning a new proxy card with a later date;

•                  Attending the annual meeting and voting in person (except for shares held through a bank, broker or other nominee of record); or

•                  Sending written notice of revocation to our Secretary, Mel G. Riggs.

Votes Required

The nominees for election as directors at the annual meeting will be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote.  The Company’s Certificate of Incorporation and Bylaws prohibit cumulative voting in the election of directors.

Advice on the selection of KPMG LLP as our independent auditors for 2004, and all other matters submitted to a vote of the shareholders, will be determined by the affirmative vote of a majority of the shares present or represented by proxy at the meeting and entitled to vote on such matters.

Counting the Vote

Quorum.  A quorum of shareholders is necessary to hold a valid meeting.  The presence in person or by proxy of at least a majority of the shares of our common stock entitled to vote at the meeting is a quorum.  Abstentions and broker “non-votes” will be counted as present for establishing a quorum.

A broker “non-vote” occurs on an item when shares held by a bank, broker or other nominee are present or represented at the meeting but such nominee is not permitted to vote on that item without instruction from the beneficial owner of the shares and no instruction is given.  If you have returned valid proxy instructions or vote in person, your shares will be counted for the purpose of determining whether there is a quorum, even if you abstain from any matter introduced at the meeting.

Effect of Abstentions and Broker Non-Votes.  Abstentions have the same effect as negative votes.  Broker non-votes and shares as to which proxy authority has been withheld with respect to any matter are not entitled to vote for purposes of determining whether shareholder approval of that matter has been obtained and, therefore, will have no effect on the outcome of the vote on any such matter.

Proxy Solicitation

This proxy is being solicited by the Board of Directors of the Company.  In addition to this mailing, our employees and agents may solicit proxies personally, electronically, telephonically or otherwise, and they will receive no extra compensation for making solicitations.  The extent to which these proxy soliciting efforts will be necessary depends upon how promptly proxies are submitted.  We encourage you to submit your proxy without delay.  We will pay our costs of soliciting proxies and will also reimburse brokers and other nominees for their expenses in sending these materials to you and getting your voting instructions.

Corporate Governance

Role of the Board

The business, property and affairs of the Company are managed by the Chief Executive Officer under the direction of the Board of Directors.  The Board has responsibility for establishing broad corporate policies and for overall performance and direction of the Company.  Members of the Board stay informed of the Company’s business by participating in Board and committee meetings, by reviewing analyses and reports sent to them regularly, and through discussions with the Chief Executive Officer and other officers.

Director Independence

The Board has affirmatively determined that a majority of the directors qualify as independent directors under Securities and Exchange Commission (“SEC”) regulations and Nasdaq Stock Market (“Nasdaq”) corporate governance listing standards.  The independent directors are Stanley S. Beard, Davis L. Ford, Robert L. Parker and Jordan R. Smith.

Codes of Conduct and Ethics

The Company has adopted a Code of Conduct and Ethics (“Code”) that applies to all directors, executive officers and employees of the Company, including its subsidiaries.  This Code assists employees in complying with the law, in resolving ethical issues that may arise, and in complying with the Company’s policies.  This Code is also designed to promote, among other things, ethical handling of actual or apparent conflicts of interest; full, fair, accurate and timely disclosure in filings with the SEC and in other public disclosures; compliance with law; and prompt internal reporting of violations of the Code.

This code is available on our website at www.claytonwilliams.com under “Investors/Corporate Governance.”  We will provide this Code in print, free of charge, to shareholders who request it.  Any waiver of this Code with respect to executive officers or directors may be made only by the Board or a Board committee and will be promptly disclosed to shareholders on the Company’s website, as will any amendments to this Code.

Board Structure

The Board of Directors is comprised of three classes of members.  One class of directors is elected each year to hold office for a three-year term and until successors of such class are duly elected and qualified.  The Board currently consists of seven directors.

Communications with the Board

Communications by shareholders or by other parties may be sent to the Board by U.S. mail or overnight delivery and should be addressed to the Board c/o Secretary, Clayton Williams Energy, Inc., 6 Desta Drive, Suite 6500, Midland, Texas  79705.  Communications directed to the Board, or one or more Board members, will be forwarded directly to the designated member or members and may be made anonymously.

Identification of Director Candidates

The Company’s Nominating and Governance Committee is responsible for identifying and reviewing director candidates to determine whether they qualify for and should be considered for membership on the Board.  If any vacancies on the Board arise, the Nominating and Governance Committee considers potential candidates that come to the attention of the Committee through current members of the Board, management of the Company, shareholders, or other persons.  Candidates for nomination to the Board, whether recommended to the Committee by other members of the Board, management, shareholders or otherwise, are evaluated with the intention of achieving a balance of knowledge, experience and capability on the Board and in light of the membership criteria established by the Nominating and Governance Committee which is as follows:

•                  High professional and personal ethics and values;

•                  Broad experience in management, policy-making and/or finance;

•                  Commitment to enhancing shareholder value and to representing the interests of shareholders;

•                  Sufficient time to carry out their duties; and

•                  Experience adequate to provide insight and practical wisdom.

2003 Board Meetings and Annual Meeting

The Board met seven times in 2003 and took action by unanimous consent two times.  Each member of the Board attended 75 percent or more of the aggregate of the total number of meetings of the Board and the total number of meetings held by all committees of the Board on which he served.  Mr. Ford was appointed a director in February 2004 to fill a vacancy, and therefore did not serve on any of the committees in 2003.  All directors attended the 2003 Annual Meeting of Shareholders.  The Company encourages all Board members to attend its annual meetings.

Board Committees

The Board has three standing committees:  Audit, Compensation and Nominating and Governance.  The Board has determined that each member of the committees is independent consistent with SEC regulations and Nasdaq listing standards.

Compensation Committee.  This Committee held five meetings during 2003 and took action by unanimous consent one time.  Directors Beard (Chairman), Ford, Parker and Smith currently serve on the Committee.  The purposes of the Committee are:

•                  To review, evaluate, and approve the agreements, plans, policies and programs of the Company to compensate its officers;

•                  To produce a report on executive compensation each year and to publish the report in the Company’s proxy statement for its annual meeting of shareholders;

•                  To provide assistance to the Board in discharging its responsibilities relating to the compensation of the Chief Executive Officer and other executive officers of the Company; and

•                  To perform such other functions as the Board may assign to the Committee from time to time.

The specific responsibilities of the Compensation Committee are identified in the Committee’s charter, which is available on our website at www.claytonwilliams.com under “Investors/Corporate Governance.”

Nominating and Governance Committee.  This Committee was formed in February 2004, and the first meeting of the Committee was held in March 2004.  Directors Smith (Chairman), Beard, Ford and Parker currently serve on the Committee.  The purposes of the Committee are:

•                  To identify individuals qualified to become Board members, and to select the director nominees for election at the annual meetings of shareholders or for appointment to fill vacancies;

•                  To recommend to the Board director nominees for each committee of the Board;

•                  To advise the Board about appropriate composition of the Board and its committees;

•                  To advise the Board about and recommend to the Board appropriate corporate governance practices and to assist the Board in implementing those practices;

•                  To lead the Board in its annual review of the performance of the Board and its committees; and

•                  To perform such other functions as the Board may assign to the Committee from time to time.

The specific responsibilities of the Nominating and Governance Committee are identified in the Committee’s charter, which is available on our website at www.claytonwilliams.com under “Investors/Corporate Governance.”

Audit Committee.  This Committee held six meetings during 2003 and took action by unanimous consent one time.  Directors Parker (Chairman), Beard, Ford, and Smith currently serve on this Committee.  The Board has determined that no member of the Committee meets all of the criteria needed to qualify as an “audit committee financial expert” as defined by SEC regulations.  The Board believes that each of the current members of the Committee has sufficient knowledge and experience in financial matters to perform his duties on the Committee.  In addition, the Committee plans to engage, at the Company’s expense, a financial accounting consultant to advise the Committee in the area of technical accounting issues and to assist the Committee in fully understanding any matters that may come before the Committee, including matters related to:

•                  Generally accepted accounting principles and the application of such principles in connection with accounting for estimates, accruals and reserves;

•                  Internal controls and procedures for financial reporting; and

•                  Other audit committee functions.

The specific responsibilities of the Audit Committee are identified in the Committee’s charter, which is attached as Appendix I and is available on our website at www.claytonwilliams.com under “Investors/Corporate Governance.”  The Committee serves as an independent and objective party to oversee the accounting and financial reporting practices of the Company, and the audits of the financial statements of the Company.  The Committee has the sole authority and responsibility with respect to the selection, engagement, compensation, oversight, evaluation and, where appropriate, dismissal of the independent auditors and any other public accounting firm engaged by the Company.  The independent auditors, and any other public accounting firm engaged by the Company, shall report directly to the Audit Committee.

Directors’ Compensation

During 2003, compensation for non-employee directors consisted of an annual retainer fee of $10,000 plus a $7,500 fee for each Board meeting attended and a $1,000 fee for attending a committee meeting held on a day other than the same day of a Board meeting.  As compensation for service on the Board, employee directors receive an annual fee of $5,000 plus a $2,500 fee for each Board meeting attended.

Directors’ Stock Plan

The Company has an Outside Directors Stock Option Plan in which only those directors who are not employed by the Company or any of its affiliates (collectively the “Outside Directors”) are eligible to participate.  A total of 86,300 shares of Common Stock has been authorized and reserved for issuance under the plan, subject to adjustments to reflect changes in capitalization resulting from stock splits, stock dividends and similar events.  The plan provides that an option for 1,000 shares of Common Stock will be granted on January 1 of each calendar year to each Outside Director in office on that date.  Messers. Beard, Parker and Smith each received options under the plan covering 1,000 shares at option prices of $12.14 per share at January 1, 2003 and $28.93 per share at January 1, 2004.  Options granted in 2003 are currently exercisable, and those granted in 2004 become exercisable on July 1, 2004.  These options expire in January 2013 and January 2014, respectively.

Election of Two Directors

The Board of Directors is composed of three classes of members.  One class of directors is elected each year to hold office for a three-year term and until successors of such class are duly elected and qualified.  Except where the authority to do so has been withheld, it is the intention of the persons named in the proxy to vote to elect Clayton W. Williams and L. Paul Latham as directors for three-year terms.  Each of the nominees has consented to being named in the Proxy Statement and to serve, if elected, but if either of them should decline or be unable to serve for any reason, the proxies will be voted to fill any vacancy so arising in accordance with the discretionary authority of the persons named in the proxy.

With respect to the nominees for election, and directors continuing in office, information regarding age, positions with the Company or other principal occupations for the past five years, other directorships and the year each was initially elected a director of the Company is as follows.  For information concerning the security ownership of each director, see “Security Ownership of Certain Beneficial Owners and Management.”  There are no family relationships among the named persons.

Nominees for Election to the Board of Directors

For Three-Year Term Expiring in 2007

CLAYTON W. WILLIAMS, age 72, is Chairman of the Board, President, Chief Executive Officer and a director of the Company, having served in such capacities since September 1991.  For more than the past five years, Mr. Williams has also been the chief executive officer and director of certain entities which are controlled directly or indirectly by Mr. Williams (the “Williams Entities”).  See “Certain Transactions and Relationships.”

L. PAUL LATHAM, age 52, is Executive Vice President, Chief Operating Officer and a director of the Company, having served in such capacities since September 1991.  Mr. Latham also serves as an officer and director of certain Williams Entities.

The Board of Directors unanimously recommends a vote FOR the election of Messrs. Williams and Latham to the Board of Directors.

Members of the Board of Directors Continuing in Office

Term Expiring in 2005

ROBERT L. PARKER, age 80, is a director of the Company and a member of the Audit, Compensation and Nominating and Corporate Governance Committees of the Board of Directors.  Mr. Parker has served as a director of the Company since October 1991.  Mr. Parker is Chairman of the Board of Parker Drilling Company, a publicly owned corporation providing contract drilling services, having served in such capacity for more than the past five years.  He also serves as a director of Bank of Oklahoma Financial Corp.

JORDAN R. SMITH, age 69, is a director of the Company and a member of the Audit, Compensation and Nominating and Corporate Governance Committees of the Board of Directors.  Mr. Smith has served as a director of the Company since July 2000.  Mr. Smith is President of Ramshorn Investments, Inc., a wholly owned subsidiary of Nabors Industries, having served in such capacity for more than the past five years.  Mr. Smith has served on the Board of the University of Wyoming Foundation and the Board of the Domestic Petroleum Council, and is also Founder and Chairman of the American Junior Golf Association.

DAVIS L. FORD, age 66, is a director of the Company and a member of the Audit, Compensation and Nominating and Corporate Governance Committees of the Board of Directors.  Dr. Ford has served as a director of the Company since his appointment in February 2004.  Dr. Ford has been president of Davis L. Ford and Associates, an environmental engineering and consulting firm, for more than the past five years and is also an adjunct Professor at the University of Texas at Austin.

Members of the Board of Directors Continuing in Office

Term Expiring in 2006

STANLEY S. BEARD, age 63, is a director of the Company and a member of the Audit, Compensation and Nominating and Corporate Governance Committees.  Mr. Beard has served as a director of the Company since September 1991.  Mr. Beard has been engaged in private business related to the oil and gas industry for more than 20 years and has been involved in real estate development for more than 10 years.

MEL G. RIGGS, age 49, is Senior Vice President and Chief Financial Officer of the Company, having served in such capacities since September 1991.  Mr. Riggs has served as a director of the Company since May 1994.

Advisory Vote on Selection of Independent Auditors

KPMG LLP served as the independent auditors for the Company and its wholly owned subsidiaries for 2003.  Representatives of KPMG LLP will be present at the annual meeting with the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

The independent auditors for 2004 will be selected by the Audit Committee of the Board of Directors at an Audit Committee meeting following the 2004 annual meeting of shareholders.  KPMG LLP has begun certain work related to the 2004 audit as approved by the Audit Committee.  Information on independent auditor fees for the last two fiscal years can be found under “Fees to KPMG LLP” in this proxy statement.

Although SEC regulations and Nasdaq listing standards require that the Audit Committee be directly responsible for selecting and retaining the independent auditors, the Board of Directors is providing shareholders with the means to express their views on this important issue.  Although this vote is not binding, the Audit Committee will consider the results of the shareholder vote in deciding whether to renew the engagement of KPMG LLP for 2004.

The Audit Committee of the Board of Directors unanimously recommends a vote FOR the selection of KPMG LLP as the Company’s independent auditors for 2004.

Executive Compensation

The following table sets forth information with respect to the compensation of the Company’s chief executive officer and each of the other four most highly compensated executive officers who received compensation in excess of $100,000 during 2003.

Summary Compensation Table

				Long-Term Compensation
				Awards	Payouts
				Securities Underlying Options Granted (#)(3)	Long-Term Incentive Plans(4)	All Other Compensation ($)(5)(6)(7)
Name and Principal Position	Year	Annual Compensation
		Salary($)(1)	Bonus($)(2)

Clayton W. Williams,	2003	$495,000	$35,000	200,000	$—	$13,296
Chairman of the Board,	2002	$495,000	$436,250	—	$—	$12,205
President and Chief Executive	2001	$495,000	$538,125	250,000	$—	$12,480
Officer

L. Paul Latham, Executive	2003	$235,950	$34,611	—	$105,275	$34,278
Vice President and Chief	2002	$235,950	$121,119	—	$—	$30,948
Operating Officer	2001	$231,481	$187,656	—	$—	$39,850

Mel G. Riggs, Senior Vice	2003	$175,450	$37,595	—	$110,251	$10,401
President and Chief	2002	$175,450	$76,317	—	$—	$9,699
Financial Officer	2001	$172,127	$182,808	—	$—	$9,422

Jerry F. Groner, Vice	2003	$131,107	$24,892	—	$162,473	$7,798
President – Land and	2002	$131,107	$26,142	—	$—	$7,849
Lease Administration	2001	$128,624	$32,963	—	$—	$7,991

Patrick C. Reesby, Vice	2003	$160,000	$4,444	—	$—	$7,548
President – New	2002	$160,000	$4,444	—	$—	$7,234
Ventures	2001	$152,500	$81,667	—	$—	$7,712

(1)          All of Mr. Williams’ net salary for 2001, 2002 and 2003 was paid in the form of common stock in lieu of cash pursuant to the Company’s Executive Incentive Stock Compensation Plan.

(2)          Amounts shown in this column include director’s fees for Messrs. Williams, Latham, Riggs and Groner of $17,500 each for 2001, $22,500 each for 2002 and $21,250 each for 2003.  In 2002, the Company paid Mr. Williams a bonus of $400,000, payable in 31,923 shares of common stock at a price of $12.53 per share, the market price of the common stock at the close of business on the date of grant.

(3)          All amounts shown represent the number of shares covered by options granted under the Company’s 1993 Stock Compensation Plan.

(4)          Amounts shown in this column represent payments attributable to after payout working interests distributed to plan participants (see “Long-Term Incentive Plans”).

(5)          The amount shown in this column with respect to Mr. Latham for 2003 includes $21,631 of distributions made pursuant to two plans which were discontinued during 1991 by certain companies previously controlled by Mr. Williams which were consolidated into the Company in May 1993 in connection with the Company’s initial public offering (the “Williams Companies”).  Until such time, the Williams Companies assigned overriding royalty interests to certain employees to reward such employees with incentive compensation based on the results of drilling activities by the Williams Companies.  Under this arrangement, the Williams Companies assigned overriding royalty interests in certain oil and gas leases to certain employees who were employed at the time of the execution of the lease.  An individual employee’s overriding royalty interest in a lease was determined at the discretion of the management of the Williams Companies.  Employees receiving overriding royalty interests were entitled to receive revenues immediately upon the assignment thereof and such interests were not subject to forfeiture.  The Williams Companies also granted selected employees working interests in certain of the oil and gas properties of the Williams Companies.  Such working interests were deemed earned by and granted to such employees upon terms determined in the sole discretion of the management of the Williams Companies.

(6)          Amounts shown in this column for 2003 include premiums paid by the Company, pursuant to a term life insurance plan available to all full-time employees, on behalf of the following officers:  Mr. Williams - $1,287; Mr. Latham - $1,980; Mr. Riggs - $1,980; Mr. Groner - $1,558; and Mr. Reesby - $1,901.

(7)          Amounts shown in this column include contributions made by the Company pursuant to its 401(k) Plan & Trust on behalf of the following officers:  Mr. Williams - $12,009; Mr. Latham - $10,667; Mr. Riggs - $8,421; Mr. Groner - $6,240; and Mr. Reesby - $5,647.

The Company has no employment agreements with any of its executive officers.  Although Messrs. Williams and Latham devote a majority of their time to the Company, both of them are engaged in other business activities.  Mr. Williams devotes a portion of his time to certain Williams Entities.  Mr. Latham is also employed by and devotes a portion of his time to the business of certain Williams Entities (see “Certain Transactions and Relationships”).  Both Messrs. Williams and Latham receive compensation from the Williams Entities which compensation is not borne, directly or indirectly, by the Company and does not relate to any services provided to the Company.

All options in the “Summary Compensation Table” have been granted pursuant to the Company’s 1993 Stock Compensation Plan which provides for the grant of non-qualified options to officers, directors (other than Outside Directors), employees and advisors of the Company or a subsidiary of the Company.  A total of 1,798,200 shares of Common Stock is authorized and reserved for issuance under the plan subject to adjustments to reflect changes in the Company’s capitalization resulting from stock splits, stock dividends and similar events.  The Compensation Committee has the sole authority to interpret the plan, to determine the persons to whom options will be granted, to determine the basis upon which the options will be granted, and to determine the exercise price, duration and other terms of options to be granted under the plan; provided that (i) the exercise price of each option granted under the plan may not be less than the fair market value of the Common Stock at the date of grant of such option, (ii) the exercise price must be paid in cash upon exercise of such option, (iii) no option may be exercisable more than ten years after the date of grant, and (iv) no option is transferable other than by will or the laws of descent and distribution.  No option is exercisable after an optionee terminates his relationship with the Company or a subsidiary of the Company, subject to the right of the Compensation Committee to extend the exercise period for not more than 90 days following the date of termination of an optionee’s employment.  If an optionee’s employment is terminated by reason of disability, the Compensation Committee has the authority to extend the exercise period for not more than one year following the date of termination of the optionee’s employment.  If an optionee dies and has not fully exercised options granted under the plan, such options may be exercised in whole or in part within 90 days of the optionee’s death by the executors or administrators of the optionee’s estate or by the optionee’s heirs.  The vesting period, if any, specified for each option will be accelerated upon the occurrence of a change of control or a threatened change of control of the Company.

No stock options have been granted to executive officers in the past three years, other than to Mr. Williams, and there are no present plans to issue stock options in 2004.  Certain executive officers, other than Mr. Williams, are participants in various other long-term incentive plans (see “Long-Term Incentive Plans”).

Table of Option Grants in 2003

	Individual Grants
Name	Number of Securities Underlying Options Granted (#) (1)	% of Total Options Granted to Employees in Fiscal Year	Exercise Price ($/Share)	Expiration Date	Potential Realized Value at Assumed Annual Rates of Stock Price Appreciation For Option Term
					5% ($)	10% ($)

Clayton W. Williams	200,000	100%	$19.74	10/1/2013	$2,482,000	$6,292,000

(1)                                  The values shown for 5% and 10% appreciation equates to a stock price of $32.15 and $51.20, respectively, at the expiration date of the option.

Table of Aggregated Option Exercises in 2003 and Option Values as of December 31, 2003

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at December 31, 2003 (#)		Value of Unexercised In-the-Money Options at December 31, 2003 ($)
			Exercisable	Unexercisable	Exercisable	Unexercisable

Clayton W. Williams	8,750	$88,725	750,500	—	$10,076,840	$—

L. Paul Latham	3,100	$42,360	6,750	—	$158,153	$—

Mel G. Riggs	—	$—	7,888	—	$184,816	$—

Jerry F. Groner	1,825	$16,316	8,207	—	$192,290	$—

Patrick C. Reesby	—	$—	8,094	—	$189,642	$—

(1)                      The value of In-the-Money options was computed at $28.93 per share, which was the market price for the Common Stock on December 31, 2003.

Long-Term Incentive Plans

After Payout Working Interest Trusts.  During 2001, the Compensation Committee of the Board of Directors approved the creation of six trusts through which executive officers and key employees of the Company, excluding Mr. Williams, received after-payout working interests in wells or groups of wells drilled by the Company subsequent to the formation of the trusts.  The aggregate working interests assignable to the trusts ranged from 4% to 5% of the Company’s working interest in the properties.  Five of the six trusts are not expected to achieve payout and will be dissolved.

Effective May 1, 2003, the working interest trust covering certain wells in the Cotton Valley Reef Complex and the Austin Chalk (Trend) paid out.  Upon payout, the related working interests were distributed to the participants.  All net revenues, consisting of oil and gas sales, net of production taxes and other expenses, attributable to the distributed interests are paid to the participants in proportion to each participant’s ownership interest.  In 2003, aggregate net revenues of $836,281 were paid to the participants, including the following amounts paid to the named individuals in the “Summary Compensation Table”:  Mr. Latham - $43,128; Mr. Riggs - $48,104; and Mr. Groner - $162,473.

The following table sets forth certain information regarding the interests distributed from this trust for each executive officer and all other participants as a group.

Participant	Ownership Interest(1)	Estimated Future Payouts(2)
L. Paul Latham	5.16%	$148,216
Mel G. Riggs	5.75%	165,317
Jerry F. Groner	19.43%	558,368
T. Mark Tisdale	1.24%	35,618
Michael L. Pollard	2.29%	65,798
All other participants as a group (16 persons)	66.13%	1,900,708
	100.00%	$2,874,025

(1)                                  Represents each participants’ ownership interest in the various after-payout working interests distributed by the trust.  The ownership interest of each participant was determined in the sole discretion of Mr. Williams.

(2)                                  Estimated future payouts have been computed based on the future net revenues from proved oil and gas reserves attributable to the distributed interests at December 31, 2003.  These reserve estimates were made using guidelines established by the SEC, except that the future net revenues are undiscounted.  Because of the uncertainties inherent in estimating quantities of proved reserves and future product prices and costs, it is not possible to predict estimated future payouts with any degree of certainty.

After Payout Working Interest Incentive Plan.  In lieu of the working interest trusts discussed above, the Compensation Committee of the Board of Directors, in September 2002, adopted an incentive plan for key employees and consultants, excluding Mr. Williams, who promote the Company’s drilling and acquisition programs.  Management’s objective in adopting this plan is to further align the interests of the participants with those of the Company by granting the participants after-payout working interests in the production developed, directly or indirectly, by the participants.  The plan provides for the creation of a series of limited partnerships to which the Company, as general partner, contributes a portion of its working interest in wells drilled within certain areas, and the key employees and consultants, as limited partners, contribute cash.  The Company pays all costs and receives all revenues until payout of its costs, plus interest.  At payout, the limited partners receive 99% of all subsequent revenues and pay 99% of all subsequent expenses attributable to the partnerships’ interests.

In October 2002, the Company formed three limited partnerships pursuant to this plan and committed to contribute to the partnerships 5% of its working interests in all applicable wells.  Applicable wells will include (i) wells purchased in the Romere Pass Unit in Plaquemines Parish, Louisiana in July 2002, (ii) the Cotropia Gas Unit #1, a Cotton Valley Reef Complex well in Robertson County, Texas, and (iii) wells drilled subsequent to October 1, 2002 in Louisiana and in Robertson, Burleson and Milam Counties, Texas.

In May 2003, the Company formed an additional partnership and committed to contribute 5% of its working interests in wells to be drilled on certain acreage in Pecos County, Texas.

The following table sets forth certain information regarding all partnerships formed in 2003 or prior for each executive officer who is a participant in any of the partnerships and all other participants as a group.  There were no partnership distributions to participants in 2003.

Participant	Year Formed	Ownership Interest(1)	Cash Contributions

CWEI Cotton Valley I, L.P.	2002
L. Paul Latham		6.67%	$67
Mel G. Riggs		6.67%	67
Jerry F. Groner		16.85%	169
T. Mark Tisdale		1.82%	18
Michael L. Pollard		2.42%	24
All other participants as a group (18 persons)		65.57%	655
		100.00%	$1,000

CWEI South Louisiana I, L.P.	2002
L. Paul Latham		5.83%	$58
Mel G. Riggs		5.83%	58
Jerry F. Groner		4.24%	42
Patrick C. Reesby		28.61%	286
T. Mark Tisdale		1.59%	16
Michael L. Pollard		2.12%	21
All other participants as a group (18 persons)		51.78%	519
		100.00%	$1,000

Participant	Year Formed	Ownership Interest(1)	Cash Contributions

CWEI Romere Pass, L.P.	2002
L. Paul Latham		12.72%	$133
Mel G. Riggs		12.72%	133
Jerry F. Groner		2.31%	24
Patrick C. Reesby		16.81%	176
T. Mark Tisdale		10.41%	109
Michael L. Pollard		1.15%	12
All other participants as a group (20 persons)		43.88%	461
		100.00%	$1,048

CWEI Longfellow Ranch I, L.P.	2003
L. Paul Latham		5.00%	$50
Mel G. Riggs		51.67%	517
Jerry F. Groner		3.64%	36
T. Mark Tisdale		16.92%	169
Michael L. Pollard		1.82%	18
All other participants as a group (13 persons)		20.95%	210
		100.00%	$1,000

(1)                                  Represents each participants’ ownership interest in the various after-payout working interests assigned to the partnerships.  The ownership interest of each participant in these partnerships was determined in the sole discretion of Mr. Williams.

In March 2004, the Compensation Committee approved the formation of two additional partnerships with similar structures.  The Company committed to contribute 5% of its working interests in wells drilled in south Louisiana after January 1, 2004 to CWEI South Louisiana II, L.P.  The formation of this partnership terminated the Company’s commitment to contribute working interests to the predecessor partnership, CWEI South Louisiana I, L.P., on December 31, 2003.  The Company also committed to contribute 3% of its working interests in wells drilled in Mississippi after January 1, 2004 to CWEI Mississippi, L.P.

After Payout Working Interest Grant.  In May 2003, the Compensation Committee of the Board of Directors approved the grant of 5% of the Company’s after-payout working interests in certain acreage in New Mexico to key employees, other than Mr. Williams, who contributed to the success of that project.  In connection with the grant, the participants received a cash payment equal to the net revenues attributable to the distributed interests from payout (May 2002) through June 2003, and received an assignment of their proportionate share of the working interests in the acreage effective July 1, 2003.  All net revenues, consisting of oil and gas sales, net of production taxes and other expenses, attributable to the distributed interests are paid to the participants in proportion to each participant’s ownership interest in the grant.  In 2003, aggregate net revenues of $310,726 were paid to the participants, including the following amounts paid to the named individuals in the “Summary Compensation Table”:  Mr. Latham - $62,147; and Mr. Riggs - $62,147.

The following table sets forth certain information regarding this after-payout grant for each executive officer and all other participants as a group.

Participant	Ownership Interest(1)	Estimated Future Payouts(2)

L. Paul Latham	20%	$398,930
Mel G. Riggs	20%	398,930
T. Mark Tisdale	20%	398,930
Michael L. Pollard	5%	99,732
All other participants as a group (5 persons)	35%	698,126
	100%	$1,994,648

(1)                                  Represents each participants’ ownership interest in the various after-payout working interests assigned to the trust.

(2)                                  Estimated future payouts have been computed based on the future net revenues from proved oil and gas reserves attributable to the distributed interests at December 31, 2003.  These reserve estimates were made using guidelines established by the SEC, except that the future net revenues are undiscounted.  Because of the uncertainties inherent in estimating quantities of proved reserves and future product prices and costs, it is not possible to predict estimated future payouts with any degree of certainty.

Report of the Compensation Committee

General

During 2003, the Compensation Committee consisted of Messrs. Beard, Parker and Smith, all of whom are independent directors under current SEC regulations and Nasdaq listing standards.  Mr. Ford, also an independent director, joined the Committee beginning with its March 1, 2004 meeting.  The Committee establishes the salaries of all corporate officers, and administers the Company’s incentive compensation plans other than the Outside Directors Stock Option Plan.  The Committee also reviews with the Board of Directors its recommendations relating to the future direction of corporate compensation practices and benefit programs.

The Compensation Committee has adopted a compensation policy which it believes to be a balance between fair and reasonable cash compensation and incentives linked to the Company’s overall performance, taking into consideration compensation of individuals with similar duties who are employed by the Company’s industry peers.  The policy takes into account the cyclical nature of the oil and gas business, which may result in traditional performance standards being skewed due to erratic product prices.  An analysis of the goals for the Company has resulted in a policy which places emphasis on increasing the Company’s proved oil and gas reserves and production, coupled with maintaining an acceptable balance between the Company’s overhead and profit margin.  The Compensation Committee may award stock options, bonuses and units in incentive partnerships based upon the performance of the Company and efforts of individual officers.

Long-Term Compensation

In addition to the shares of Common Stock issued to Mr. Williams in lieu of cash salary and bonus under the Company’s Executive Incentive Stock Compensation Plan, the Compensation Committee awarded a stock option of 200,000 shares of Common Stock as an additional bonus in recognition of Mr. Williams’ current and potential contribution to the Company.  See “Compensation of the Chief Executive Officer.”  The Compensation Committee did not award any stock options or other stock based incentives to other officers of the Company during 2003.

The Company has continued an incentive plan for key employees and consultants, excluding Mr. Williams, who promote the Company’s drilling and acquisition programs, which was adopted in 2002.  All officers, other than

Mr. Williams, are eligible to participate in this plan at the discretion of the Compensation Committee.  The plan provides for the creation of a series of limited partnerships to which the Company, as general partner, contributes a portion of its working interest in wells drilled within certain geographical areas.  The Company pays all costs and receives all revenues until payout of its costs, plus interest.  At payout, the participants, as limited partners, receive 99% of all subsequent revenues and pay 99% of all subsequent expenses attributable to the partnerships’ interests.  One limited partnership was formed pursuant to this plan in May 2003, to which the Company committed to contribute 5% of its working interests in wells in the Longfellow Ranch area in Pecos County, Texas.  In addition, the Compensation Committee evaluated the success of the acquisition of New Mexico in 1996 and determined to reward the team of employees involved with the acquisition with a 5% working interest in the project.  Messrs. Latham, Riggs, Tisdale and Pollard received interests of 20%, 20%, 20% and 5%, respectively, of such 5% working interest.  The Compensation Committee believes that aligning a portion of the officers’ long-term compensation to the performance of the Company’s oil and gas properties is both a reward for the acquisition and development of such properties and incentive to manage the properties in a manner that will maximize the long-term success of the properties for both the company and themselves.

Short-Term Compensation.

In November 2003, the Compensation Committee awarded cash bonuses to Messrs. Latham and Tisdale in connection with the favorable settlement of a lawsuit.

The Committee believes that such bonuses serve both as a reward for performance and an incentive for future extraordinary performance in anticipation of such recognition.  All officers also received Christmas bonuses relative to their annual salaries.

Compensation of the Chief Executive Officer

The Compensation Committee did not change Mr. Williams’ salary in 2003.  Consistent with the compensation strategy and policies of recent years, Mr. Williams’ salary continues to be paid in shares of Common Stock under the Company’s Executive Incentive Stock Compensation Plan.  The Committee continues to believe that payment of Mr. Williams’ salary in shares of Common Stock assists in aligning Mr. Williams’ interest with those of the other stockholders.  In October 2003, the Committee granted Mr. Williams an option to purchase 200,000 shares of Common Stock based on the Company’s performance and the time, effort and leadership that Mr. Williams provides to the Company as its Chief Executive Officer.  The Committee believes that the granting of this stock option provides an incentive for Mr. Williams’ continued effort and performance and further aligns Mr. Williams’ interests with those of other shareholders.  Mr. Williams also received a Christmas bonus of $13,750 in 2003 relative to his annual salary.

The Compensation Committee believes it has developed an appropriate structure within which to reward and motivate its officers as they build value for the Company’s stockholders.

COMPENSATION COMMITTEE

Stanley S. Beard, Chairman

Davis L. Ford

Robert L. Parker

Jordan R. Smith

Compensation Committee Interlocks and Insider Participation

The Compensation Committee consists of Directors Beard, Ford, Parker and Smith.  None of these committee members has or had a relationship with the Company that is or was required to be disclosed under the rules of the SEC.

Report of the Audit Committee

The following is the report of the Audit Committee with respect to the Company’s audited financial statements for the year ended December 31, 2003.

During 2003, the Audit Committee consisted of Messrs. Parker, Beard and Smith.  Mr. Ford joined the Committee beginning with its March 1, 2004 meeting.  The Audit Committee acts pursuant to the Audit Committee Charter, as amended and restated in March 2004, a copy of which is filed as Appendix I.  Each member of the Audit Committee qualifies as an “independent” director under current SEC regulations and Nasdaq listing standards.

In March 2004, the Audit Committee reviewed and discussed the Company’s audited financial statements with management and representatives of KPMG LLP, the Company’s independent auditors.  Particular attention was paid to the selection, application and disclosure of the Company’s critical accounting policies.  The Audit Committee also discussed with KPMG LLP the matters required to be discussed by Statements of Auditing Standards No. 61, Communication with Audit Committees.  The Audit Committee received written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and discussed with KPMG LLP their independence from the Company and management.  The Audit Committee considered whether the non-audit services provided by KPMG LLP are compatible with their independence.

Based on the review and discussions referred to above, the Audit Committee took the following actions:

•                  Ratified management’s selection, application and disclosure of critical accounting policies as set forth in the Company’s audited financial statements for the year ended December 31, 2003;

•                  Recommended to the Board of Directors that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2003; and

•                  Reviewed a draft of a revised and restated Audit Committee Charter, assessed the revised Charter for adequacy, and determined that the Charter, as revised, was adequate.

AUDIT COMMITTEE

Robert L. Parker (Chairman)

Stanley S. Beard

Davis L. Ford

Jordan R. Smith

Fees to KPMG LLP

Audit Fees

KPMG LLP audited the consolidated financial statements of the Company for the years ended December 31, 2003 and 2002 and reviewed the consolidated financial statements for the interim quarters during 2003 and 2002.  For these services, the company paid KPMG LLP $195,000 for 2003 and $115,000 for 2002.

Audit-Related Fees

In 2003, KPMG LLP audited the financial statements of the Clayton Williams Energy, Inc. 401(k) Plan & Trust (the “Plan”) for the year ended December 31, 2002 for inclusion in the Company’s Form 11-K for such period.  For these services, the Company paid KPMG LLP $21,500.

In 2002, KPMG LLP also audited the consolidated financial statements of the Company for the years ended December 31, 2001 and 2000, which financial statements had been previously audited by Arthur Andersen LLP, and audited the financial statements of the Plan for the year ended December 31, 2001 for inclusion in the Company’s Form 11-K for such period.  For these services, the Company paid KPMG LLP $175,000.

Tax Fees

During 2003, the Company incurred fees for professional services rendered by KPMG LLP totaling $21,500 for tax consulting services.  No tax consulting fees were paid to KPMG LLP in 2002.

All Other Fees

KPMG LLP did not provide any other services to the Company in 2002 or 2003.

Security Ownership of Certain Beneficial Owners and Management

Under regulations of the Securities and Exchange Commission, persons who have power to vote or dispose of shares of common stock, either alone or jointly with others, are deemed to be beneficial owners. The following table sets forth certain information regarding the beneficial ownership of our common stock based upon 9,372,575 shares outstanding as of March 22, 2004, by (i) each person who is the beneficial owner of 5 percent or more of the outstanding common stock (based upon copies of all Schedule 13Gs and 13Ds provided to the Company), (ii) each director of the Company and each nominee for director, (iii) each executive officer named in the Summary Compensation Table and (iv) all officers and directors of the Company as a group.  Because the voting or dispositive power of certain shares listed in the following table is shared, the same securities in such cases are listed opposite more than one name in the table and the sharing of voting or dispositive power is described in the referenced footnote.  The total number of shares of common stock of the Company listed below for directors and executive officers as a group eliminates such duplication.  Unless otherwise noted, the persons and entities named below have sole voting and investment power with respect to the shares listed opposite each of their names.

Name	Amount and Nature of Beneficial Ownership		Percent of Class

Clayton Williams Partnership, Ltd. (1)	3,881,109		41.4%

CWPLCO, Inc. (1)	3,881,109		41.4%

Clayton W. Williams (1)	5,206,855	(2)	51.4%

State Street Research & Management Co. One Financial Center, 30th Floor Boston, MA 02111-2690	1,087,330	(3)	11.6%

Wellington Management Company, LLP 75 State Street Boston, MA 02109	765,100	(4)	8.2%

L. Paul Latham	6,913	(5)	*

Mel G. Riggs	9,390	(6)	*

Jerry F. Groner	38,691	(7)	*

Name	Amount and Nature of Beneficial Ownership		Percent of Class

Patrick C. Reesby	15,574	(8)	*

Stanley S. Beard	17,401	(9)	*

Robert L. Parker	26,217	(9)	*

Jordan R. Smith	3,400	(9)	*

Davis L. Ford	15,740	(9)	*

All officers and directors as a group (12 persons)	5,379,670	(10)	52.8%

*                                         Less than 1 percent of the shares outstanding.

(1)                                  The mailing address of Clayton Williams Partnership, Ltd., CWPLCO, Inc. and Mr. Williams is Six Desta Drive, Suite 3000, Midland, Texas 79705.  Clayton Williams Partnership, Ltd. and CWPLCO, Inc. are referred to collectively herein as the “Affiliated Holders”.  CWPLCO, Inc. is the sole general partner of Clayton Williams Partnership, Ltd. and holds, in its own capacity and on behalf of Clayton Williams Partnership, Ltd., voting and investment power over the shares shown for the Affiliated Holders.  Mr. Williams shares voting and investment power with respect to the shares owned by the Affiliated Holders.

(2)                                  Consists of (a) an aggregate of 3,881,109 shares owned by the Affiliated Holders beneficially owned by Mr. Williams due to Mr. Williams’ control of the Affiliated Holders, (b) 11,044 shares owned by Mr. Williams’ wife, (c) 588 shares owned by a trust of which Mrs. Williams is the trustee, (d) 469,092 shares owned directly by Mr. Williams (including approximately 16,116 shares held in the Company’s 401(k) Plan & Trust over which Mr. Williams exercises investment control), (e) 33,606 shares owned by three of Mr. Williams’ children, (f) 49,179 shares in trusts of which Mr. Williams is the Trustee, (g) 5,749 shares in a trust for the benefit of Mr. Williams of which Mrs. Williams is the Trustee, (h) 5,988 shares owned by Mr. Williams’ grandchildren for which Mrs. Williams is custodian, and (i) the right to acquire beneficial ownership through presently exercisable options to purchase 750,500 shares of common stock granted under the 1993 Stock Compensation Plan.

(3)                                  Represents shares owned by clients of State Street Research & Management Co.  State Street Research & Management Co. disclaims beneficial ownership of all such shares.

(4)                                  Represents shares owned by clients of Wellington Management Company, LLP.

(5)                                  Includes (a) 163 shares held in the Company’s 401(k) Plan & Trust over which Mr. Latham exercises investment control and (b) the right to acquire beneficial ownership through presently exercisable options to purchase 6,750 shares of common stock granted under the 1993 Stock Compensation Plan.

(6)                                  Includes (a) 120 shares held in the Company’s 401(k) Plan & Trust over which Mr. Riggs exercises investment control, (b) 1,382 shares over which Mr. Riggs exercises control under a Power of Attorney and (c) the right to acquire beneficial ownership through presently exercisable options to purchase 7,888 shares of common stock granted under the 1993 Stock Compensation Plan.

(7)                                  Includes (a) 3,910 shares held in the Company’s 401(k) Plan & Trust over which Mr. Groner exercises investment control, (b) 20,535 shares owned by Mr. Groner’s wife as her separate property, (c) 3,614 shares owned by Mr. Groner’s children residing with him, and (d) the right to acquire beneficial ownership through presently exercisable options to purchase 8,207 shares of common stock granted under the 1993 Stock Compensation Plan.

(8)                                  Includes (a) 2,480 shares held in the Company’s 401(k) Plan & Trust over which Mr. Reesby exercises investment control and (b) the right to acquire beneficial ownership through presently exercisable options to purchase 8,094 shares of common stock granted under the 1993 Stock Compensation Plan.

(9)                                  Includes the right to acquire beneficial ownership through presently exercisable options to purchase shares of common stock granted under the Outside Directors Stock Option Plan, as follows:  Mr. Beard - 9,000 shares; Mr. Parker - 9,000 shares; and Mr. Smith - 3,000 shares.

(10)                            Includes all rights of directors and executive officers to acquire beneficial ownership through presently exercisable options to purchase shares of common stock granted under the Outside Directors Stock Option Plan and the 1993 Stock Compensation Plan.

Section 16(a) Beneficial Ownership Reporting Compliance

Based solely upon a review of Forms 3, 4 and 5 and amendments thereto furnished to the Company pursuant to the rules and regulations promulgated under Section 16(a) of the Securities Exchange Act of 1934 during and with respect to the Company’s last fiscal year and upon certain written representations received by the Company, the Company is not aware of any failure by a reporting person of the Company to timely file reports required under Section 16(a).

Certain Transactions and Relationships

The Company and the Williams Entities are parties to an agreement (the “Service Agreement”) pursuant to which the Company furnishes services to, and receives services from, such entities.  Under the Service Agreement, the Company provides legal, payroll, benefits administration, and financial and accounting services to the Williams Entities, as well as technical services with respect to certain oil and gas properties owned by the Williams Entities.  The Williams Entities provide tax preparation services, tax planning services, and business entertainment to or for the benefit of the Company.  The following table summarizes the charges to and from the Williams Entities for the year ended December 31, 2003.

2003
(In thousands)
Amounts received from the Williams Entities:
Service Agreement:
Services	$288
Insurance premiums and benefits	682
Reimbursed expenses	357
$1,327
Amounts paid to the Williams Entities:
Rent (a)	$402
Service Agreement:
Business entertainment (b)	79
Other services	45
Reimbursed expenses	73
$599

(a)                                  Rent amounts were paid to CDBLP (see below).  The Company owns 31.9% of the partnership, and affiliates of the Company own 23.3%.

(b)                                 Consists of hunting and fishing rights pertaining to land owned by affiliates of Mr. Williams.

In May 2001, the Company invested approximately $1.6 million as a limited partner in ClayDesta Buildings, L.P. (“CDBLP”).  The general partner of CDBLP is owned and controlled by Mr. Williams.  CDBLP purchased and presently operates two commercial office buildings in Midland, Texas, one of which is the location of the Company’s corporate headquarters.  The Company’s ownership interest in CDBLP is 31.9% before payout (as defined in the partnership agreement) and 33.4% after payout.  The Company is not liable for any indebtedness of CDBLP.  Since the Company does not control CDBLP or manage the operations of these buildings, the Company utilizes the equity method of accounting for its investment in CDBLP.

A Williams Entity provides property management services to the buildings.  In 2003, CDBLP paid the Williams Entity $375,000 in fees for these services, including $209,000 in leasing commissions.  The Williams Entity remitted a portion of the commissions received from CDBLP to Messrs. Williams and Latham for their leasing services, as follows:  Mr. Williams - $24,120; and Mr. Latham - $26,262.  These payments are not subject to the Services Agreement and are not included in the above table or in the “Summary Compensation Table”.

Robert C. Lyon, Vice President Gas Gathering and Marketing, has a 5% net profits interest with respect to the presently owned and future acquired gas gathering systems of the Company (including its subsidiaries).  Generally, the Company’s net profits from its gas gathering systems are computed in accordance with generally accepted accounting principles, except that the Company may charge against such profits an amount equal to its cost of funds on its net fixed assets after depreciation.  If Mr. Lyon leaves the employment of the Company for any reason other than being discharged for cause, his net profits interest is reduced to 1.5% and terminates seven years after the cessation of his employment.  In addition, Mr. Lyon also has the right to acquire 10% of the gas plants and systems of the Company by paying 10% of the acquisition or construction costs concurrently with the Company’s payment of such costs.  During 2003, Mr. Lyon’s net profits interest totaled $193,290.

Shareholder Proposals

All shareholder proposals submitted for inclusion in the Company’s proxy statement and form of proxy for the annual meeting of shareholders of the Company to be held in 2005 must be received at the Company’s corporate offices, Six Desta Drive, Suite 6500, Midland, Texas  79705, Attention:  Mel G. Riggs, by December 18, 2004.  Such proposals must comply with the applicable regulations of the SEC.  Notice to the Company of all other shareholder proposals for consideration at the annual meeting of shareholders of the Company to be held in 2005 that are not submitted for inclusion in the Company’s proxy statement and form of proxy will not be considered unless received at the Company’s principal corporate offices on or before March 25, 2005.

Comparison of Cumulative Total Shareholder Return

Set forth below is a chart comparing the percentage change in the cumulative total shareholder return on the Company’s Common Stock against the total return of the Nasdaq Stock Market’s Market Index and a peer group for the period from December 31, 1998, to December 31, 2003.  The peer group is composed of all the crude petroleum and natural gas companies with stock trading on the Nasdaq Stock Market’s National Market System within SIC Code 1311, consisting of approximately 135 companies.  The chart indicates the value, at the conclusion of each fiscal year from December 31, 1998 to December 31, 2003, of $100 invested at December 31, 1998 and assumes reinvestment of all dividends.  The Company paid no dividends during this five-year period.

Date	Company	Nasdaq Market Index	SIC Code Index
12/98	100.00	100.00	100.00
12/99	118.13	176.37	122.15
12/00	270.00	110.86	155.17
12/01	131.00	88.37	142.38
12/02	121.40	61.64	151.79
12/03	289.30	92.68	243.79

Other Business

The Company knows of no other business to come before the meeting.  If, however, other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote the shares represented thereby in accordance with their best judgment.

By order of the Board of Directors,
Mel G. Riggs
Secretary

Dated: April 6, 2004

Appendix I

Clayton Williams Energy, Inc.

Audit Committee of the Board of Directors

CHARTER

Purpose and Principles

The Board of Directors (the “Board”) of Clayton Williams Energy, Inc. (the “Company”) has established the Audit Committee of the Board (the “Committee”).  The Committee shall serve as an independent and objective party to oversee the accounting and financial reporting practices of the Company, and the audits of the financial statements of the Company.  To achieve these purposes, the Committee shall be guided by the following principles:

1.                                       Management of the Company is responsible for preparing the Company’s financial statements, and the independent auditors are responsible for auditing those financial statements;

2.                                       The Committee’s role is one of oversight in monitoring components of the audit and financial reporting processes;

3.                                       The Committee must provide an open avenue of independent communication and flow of information between the Committee and the independent auditors;

4.                                       The Committee must have candid discussions with management and the independent auditors regarding accounting and financial reporting issues; and

5.                                       Members of the Committee must be diligent and knowledgeable regarding accounting and financial reporting issues in order to be effective.

Composition

The Committee shall consist of at least three members, all of whom are members of the Board appointed to the Committee by the Board at a regular or special meeting of the Board or by action taken by unanimous written consent of the Board.  Each member of the Committee shall satisfy the independence requirements of the rules of the Nasdaq Stock Market, Inc. (“Nasdaq”) applicable to domestic listed companies and by applicable regulations of the Securities and Exchange Commission (the “SEC”).  The Committee shall appoint one of the members of the Committee to serve as the chairperson of the Committee.  The Committee may remove or replace the chairperson and the Board may remove or replace any other member of the Committee at any time.

1

Each director appointed to the Committee must be able to read and understand financial statements, including balance sheets, income statements and statements of cash flows, at the time of their appointment.  At least one member of the Committee shall be financially sophisticated as described in the applicable Nasdaq listing standards.

Meetings

The Committee shall meet at least four times per year, and as many additional times as the members deem necessary.  The Committee shall meet in executive session to review the financial statements of the Company prior to inclusion of the financial statements in periodic reports filed with the SEC.  The Committee should meet at least annually with management, the Company’s internal auditor, and the independent auditors in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately.  The Committee may meet in person, by telephone conference call, or in any other manner in which the Board is permitted to meet under law or the Company’s bylaws.

Authority and Responsibilities

The Committee shall have the sole authority and responsibility with respect to the selection, engagement, compensation, oversight, evaluation and, where appropriate, dismissal of the independent auditors and any other public accounting firm engaged by the Company, and the independent auditors and any such other public accounting firm shall report directly to the Committee.  The Committee, or one or more members authorized by the Committee, must pre-approve all auditing services (including comfort letters) provided to the Company by the independent auditors and all permitted non-audit services provided to the Company by any public accounting firm engaged by the Company.  The Committee may form and delegate authority to subcommittees of one or more members where appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Committee at its next scheduled meeting.

The Committee has the authority to retain professional advisors, including without limitation special legal, accounting or other consultants, to advise the Committee, which may be the same as or different from the Company’s primary legal counsel, accounting experts and other consultants, as the Committee deems necessary or advisable in connection with the exercise of its powers and responsibilities as set forth in this Audit Committee Charter, all on such terms as the Committee deems necessary or advisable.  The Committee may require any officer or employee of the Company or any subsidiary, the Company’s outside legal counsel or the Company’s independent auditors to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.  The Committee chairperson or other designee of the Committee, may also meet with the Company’s investment bankers or financial analysts who follow the Company.

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The Committee shall be responsible for the resolution of any disagreements between the independent auditors and management regarding the Company’s financial reporting.

The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent auditors employed by the Company for the purpose of rendering or issuing an audit report or performing other audit, review or attest services for the Company, and to any professional advisors, including special legal counsel, accounting experts or other consultants employed by the Committee.

In carrying out the purposes, principles and responsibilities of the Committee, the Committee shall:

1.                                       Receive from the independent auditors a formal written statement describing all relationships between the independent auditors and the Company, including non-audit services and fees and discuss with the independent auditors any disclosed relationships or services that may impact the objectivity and independence of the independent auditors;

2.                                       Determine auditor independence based upon such disclosures and discussions;

3.                                       Annually select and engage the Company’s independent auditors retained to audit the financial statements of the Company with such selection to be submitted to the shareholders for ratification;

4.                                       Take or recommend that the Board take appropriate action to oversee the independence of the independent auditor;

5.                                       Annually review the performance, experience and qualifications of the independent auditors’ team and the quality control procedures of the independent auditors and approve any proposed discharge of the independent auditors when circumstances warrant;

6.                                       Resolve any disagreements between the independent auditors and management regarding the Company’s financial reporting;

7.                                       Review and pre-approve the plan and scope of the independent auditor’s auditing services (including comfort letters) and related fees;

8.                                       Review and pre-approve the plan and scope of the permissible non-audit services and related fees of any public accounting firm engaged by the Company.  The Company shall disclose any permissible non-audit services provided by the independent auditors as approved by the Committee in the Company’s periodic reports filed with the SEC;

9.                                       Ensure that the lead audit partner and reviewing audit partner of the Company’s independent auditors are rotated at least every five years;

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10.                                 Instruct management to engage the independent auditors to review the quarterly consolidated financial statements of the Company and its subsidiaries in accordance with Statement of Auditing Standards No. 71.  The engagement letter shall require the independent auditors to (i) deliver the quarterly review report to management of the Company prior to the filing of the Company’s quarterly report on Form 10-Q and (ii) attempt to discuss with the Committee, prior to such filings on Form 10-Q, any events, transactions and changes in accounting estimates which were considered by the independent auditors in performing the quarterly review to have significantly affected the quality of the Company’s financial reporting;

11.                                 Discuss with the independent auditors and financial management the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof review such audit, including any comments or recommendations of the independent auditors;

12.                                 Periodically obtain and review reports from the independent auditors that include (i) all critical accounting policies and practices used; (ii) all alternative treatments of financial information within generally accepted accounting principles (“GAAP”) that have been discussed with management, their ramifications and the preferences of the independent auditors; (iii) and other material written communications between the independent auditors and management;

13.                                 Upon completion of any annual audit, meet separately with the independent auditors and management and review the Company’s financial statements and related notes, the results of their audit, any report or opinion rendered in connection therewith, any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information, any significant disagreements with management concerning accounting or disclosure matters and any significant adjustment proposed by the independent auditors;

14.                                 Review with the independent auditors and financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the Company, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable.  Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper;

15.                                 Review the financial statements contained in the annual report to shareholders with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders.  Any changes in accounting principles should be reviewed;

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16.                                 Discuss with the independent auditors all items required to be communicated to the Committee in accordance with Statement of Auditing Standards No. 61, including the auditors’ judgment about the quality, not just the acceptability, of the Company’s accounting principles;

17.                                 Based on the foregoing review, make a recommendation to the Board as to the inclusion of the Company’s audited consolidated financial statements in the annual report on Form 10-K prior to its filing;

18.                                 Provide sufficient opportunity for the independent auditors to meet with members of the Committee without members of management present.  Among the items to be discussed in these meetings are the independent auditors’ evaluation of the Company’s financial, accounting, and auditing personnel, and the cooperation that the independent auditors received during the course of the audit;

19.                                 Regularly review with the Company’s independent auditors any audit problems or difficulties and management’s response;

20.                                 Review and discuss with management and the independent auditors the disclosures made in management’s discussion and analysis of financial condition and results of operations in any of the Company’s reports on Form 10-Q or Form 10-K;

21.                                 Establish procedures for the receipt, retention and treatment of complaints received regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters;

22.                                 Review any disclosures provided by the Chief Executive Officer or the Chief Financial Officer to the Committee regarding (i) significant deficiencies in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize, and report financial data; and (ii) any fraud, including that which involves management or other employees who have a significant role in the Company’s internal controls;

23.                                 Review for potential conflict of interest situations and approve all related party transactions as required by applicable Nasdaq listing standards (“Related Party Transactions”);

24.                                 Review on an annual basis all Related Party Transactions for potential conflict of interest situations;

25.                                 Investigate at its discretion any matter brought to its attention by, without limitation by enumeration, reviewing the books, records and facilities of the Company and interviewing Company officers or employees;

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26.                                 Submit the minutes of all meetings of the Committee to, or discuss the matters discussed at each committee meeting with, the Board.  Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate;

27.                                 Prepare a report to be included in the Company’s annual proxy statement stating the Committee’s findings that result from its financial reporting oversight responsibilities;

28.                                 Authorize an officer of the Company to certify to the applicable stock exchange that (i) the Committee has adopted a formal written Charter and has reviewed and reassessed the adequacy of the Charter on an annual basis, and (ii) the Committee has met and will continue to meet the membership requirements set forth in this Charter; and

29.                                 Perform any other activities consistent with this Audit Committee Charter, the Company’s Certificate of Incorporation and Bylaws, the rules of Nasdaq applicable to its listed companies, and governing law as the Committee or the Board deems necessary or appropriate.

Limitations

While the Committee has the responsibilities and powers set forth above in this Audit Committee Charter and management and the independent auditors for the Company are accountable to the Committee, it is not the duty or responsibility of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with GAAP.  This is the responsibility of management and the independent auditors.

Procedures

1.                                       Quorum and Approval.  A majority of the members of the Committee shall constitute a quorum.  The Committee shall act on the affirmative vote of a majority of members present at a meeting at which a quorum is present.  The Committee may also act by unanimous written consent in lieu of a meeting.

2.                                       Rules.  The Committee may determine additional rules and procedures, including designation of a chairperson pro tempore in the absence of the chairperson, at any meeting thereof.

3.                                       Reports.  The Committee shall make regular reports to the Board, directly or through the chairperson.

4.                                       Review of Charter.  Each year the Committee shall review the need for changes in this Charter and recommend any proposed changes to the Board for approval.

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5.                                       Performance Review.  Each year the Committee shall review and evaluate its own performance and shall submit itself to the review and evaluation of the Board.

6.                                       Fees.  Each member of the Committee shall be paid the fee set by the Board for his or her services as a member of, or chairperson of, the Committee.

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CLAYTON WILLIAMS ENERGY, INC.

ANNUAL MEETING OF SHAREHOLDERS

TUESDAY, MAY 4, 2004

10:00 A.M.

CLAYDESTA CONFERENCE CENTER

SIX DESTA DRIVE, SUITE 6550

MIDLAND, TEXAS

CLAYTON WILLIAMS ENERGY, INC. SIX DESTA DRIVE, SUITE 6500 MIDLAND, TEXAS 79705-5519	PROXY

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR USE AT THE ANNUAL MEETING ON MAY 4, 2004.

The undersigned appoints L. Paul Latham and Mel G. Riggs, or either of them, with full power to act without the other, as proxies with full power of substitution, to represent and to vote on behalf of the undersigned all the shares of common stock of Clayton Williams Energy, Inc. which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at the ClayDesta Conference Center, Six Desta Drive, Suite 6550, Midland, Texas on May 4, 2004 at 10:00 a.m., local time.

Should the undersigned be present and choose to vote at the Annual Meeting, and once the Company’s Corporate Secretary is notified of the decision to terminate this proxy, then the power of the proxies will be terminated.

The undersigned acknowledges receipt from the Company, prior to the execution of this Proxy, of a Notice of the Annual Meeting and a Proxy Statement, both dated April 6, 2004, and a copy of the Company’s 2003 Annual Report.

PLEASE ACT PROMPTLY

SIGN, DATE & MAIL YOUR PROXY CARD TODAY

SEE REVERSE FOR VOTING INSTRUCTIONS.

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THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2.

1.	Election of directors:	01 Clayton W. Williams 02 L. Paul Latham	☐	Vote FOR all nominees (except as marked)	☐	Vote WITHHELD from all nominees
(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDICATED NOMINEE, WRITE THE NUMBER(S) OF THE NOMINEE(S) IN THE BOX PROVIDED TO THE RIGHT.)

2.	Advisory vote on the selection of KPMG LLP as independent auditors for 2004:	☐	For	☐	Against	☐	Abstain

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DIRECTED. IF NO INSTRUCTION IS INDICATED, IT WILL BE VOTED “FOR” ALL NOMINEES IN ITEM 1, “FOR” ITEM 2, AND WITH AND IN ACCORDANCE WITH THEIR DISCRETION ON ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING.

Address Change? Mark Box ☐	Date
Indicate changes below:

Signature(s) in Box

Please sign exactly as your name appears on this proxy card.  When signing as attorney, administrator, trustee or guardian, please give your full title.  If shares are held jointly, each holder should sign.

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